UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2013
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed by TiVo Inc. (the “Company”) on April 3, 2013, the Company adopted its Fiscal Year 2014 Bonus Plan For Executive Officers on March 28, 2013. The Fiscal Year 2014 Bonus Plan For Executive Officers provides for specified incentive compensation for the Company's executive officers.  As previously disclosed, pursuant to the Fiscal Year 2014 Bonus Plan, the Company's Senior Vice President, General Counsel is also eligible for additional cash payouts in excess of his target bonus upon achievement of specified litigation and transactional related goals achieved during fiscal year 2014.  On May 24, 2013, the Compensation Committee of the Company added two additional bonus opportunities for him for the fiscal year ending January 31, 2014 of up to $75,000 payable upon a specified achievement related to a regulatory goal and an additional payout of $50,000 per specified incremental amount of damages payable in connection with a litigation matter involving TiVo subsidiary TiVo Research and Analytics, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: May 31, 2013	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)